Exhibit 5.1

June 30, 2023

Pixie Dust Technologies, Inc. 2-20-5 Kanda Misaki-cho, Chiyoda-ku, Tokyo, 101-0061, Japan	ALBANY

Re: Pixie Dust Technologies, Inc. / American Depositary Shares

Dear Sir / Madam:

We act as Japanese special counsel for Pixie Dust Technologies, Inc. (the “Company”), a corporation incorporated under the laws of Japan, in connection with the underwritten initial public offering and sale by the Company of certain new common shares of the Company (the “New Shares,” and the common shares of the Company in general, the “Shares”) represented by American depositary shares (the “ADSs”), for an aggregate of up to 2,300,000 Shares represented by ADSs (including 300,000 Shares represented by ADSs subject to the underwriters’ over-allotment option), as described in the Company’s registration statement on Form F-1 (No. 333-272476) (including all exhibits thereto and as amended from time to time, the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The New Shares represented by ADSs are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) by and between the Company and Boustead Securities, LLC (the “Representative”), the form of which is filed as Exhibit 1.1 to the Registration Statement. The Company is also registering (i) warrants (which are stock acquisition rights under Japanese laws) to purchase up to 69,000 Shares represented by ADSs to be issued to the Representative as additional compensation pursuant to the Underwriting Agreement (the “Representative’s Warrants”), and (ii) up to an aggregate of 69,000 Shares represented by ADSs issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”; collectively with the New Shares represented by ADSs and the Representative’s Warrants, the “Securities”).

For the purposes of this opinion letter, we have examined originals and/or photostatic copies of such documents as we have deemed relevant. In conducting our examination, we have assumed, without independent verification, the legitimacy of all signatures, the legal capacity of each party thereto, the authenticity of all the documents submitted to us as originals, the conformity to the originals of all the documents submitted to us, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion letter, we have assumed that the Securities will be offered in the manner and on the terms and conditions described or referred to in the Registration Statement.

This opinion letter is limited solely to the matters expressly set forth herein. Our opinions expressed herein are limited only to the laws of Japan, and we do not purport to express or imply any opinion with respect to the applicability or effect of the laws of any other jurisdiction. We express no opinion concerning, and assume no responsibility as to, laws or judicial decisions related to any US federal laws, rules or regulations, including but not limited to any US federal securities laws, rules or regulations, or any US state securities or “blue sky” laws, rules or regulations.

AMSTERDAM

ATLANTA

AUSTIN

BERLIN¬

BOCA RATON

BOSTON

CHARLOTTE

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LONG ISLAND

LOS ANGELES

MEXICO CITY+

MIAMI MILAN**

MINNEAPOLIS

NEW JERSEY

NEW YORK

NORTHERN VIRGINIA

ORANGE COUNTY

ORLANDO

PHILADELPHIA

PHOENIX

PORTLAND

SACRAMENTO

SALT LAKE CITY

SAN DIEGO

SAN FRANCISCO

SEOUL∞

SHANGHAI

SILICON VALLEY

SINGAPORE

TALLAHASSEE

TAMPA

TEL AVIV^

TOKYO¤

WARSAW~

WASHINGTON, D.C.

WESTCHESTER COUNTY

WEST PALM BEACH

¬ OPERATES AS GREENBERG TRAURIG GERMANY, LLP

* OPERATES AS GREENBERG TRAURIG MAHER LLP

+ OPERATES AS GREENBERG TRAURIG, S.C.

* * STRATEGIC ALLIANCE

∞ OPERATES AS GREENBERG TRAURIG LLP FOREIGN LEGAL CONSULTANT OFFICE

^ A BRANCH OF GREENBERG TRAURIG, P.A., FLORIDA, USA

¤ OPERATES AS GT TOKYO HORITSU JIMUSHO ~ OPERATES AS GREENBERG TRAURIG GRZESIAK SP.K.

Greenberg Traurig Tokyo Law Offices ∎ WWW.GTLAW.COM

21F, Meiji Yasuda Seimei Building ∎ 2-1-1, Marunouchi, Chiyoda-ku, Tokyo ∎ Phone +81 (0)3 4510 2200 ∎ Fax +81 (0)3 4510 2201

Based upon and subject to the foregoing, and having regard to legal considerations and other information we have deemed relevant, we are of the view that (i) the New Shares have been duly and validly authorized, and that when the New Shares are issued and delivered in exchange for payment in full to the Company of all considerations required therefor, in the manner and on the terms and conditions described in the Registration Statement and in accordance with the proceedings described therein, all the New Shares will be duly and validly issued, fully paid and non-assessable; and (ii) the Representative’s Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to our firm’s name under the caption “Legal Matters” in the prospectus included in the Registration Statement and the use of this opinion letter as an exhibit to the Registration Statement. Despite such consent, we do not admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Yours sincerely,

/s/ Greenberg Traurig Tokyo Law Offices

Greenberg Traurig Tokyo Law Offices ∎ WWW.GTLAW.COM